Exhibit 10.27

CROSSFIRST BANKSHARES, INC.
STOCK APPRECIATION RIGHTS PLAN
NOTICE OF GRANT OF STOCK APPRECIATION RIGHT

Unless otherwise defined herein, the terms defined in the CrossFirst Bankshares, Inc. Stock Appreciation Rights Plan, successor to the CrossFirst Holdings, LLC 2011 Revised and Restated Unit Appreciation Rights Plan (the “Plan”) shall have the same defined meanings in this Notice of Grant.

You have been granted a Stock Appreciation Right (“SAR”) subject to the terms and conditions of the Plan and the attached Stock Appreciation Right Agreement, as follows:

Name
Grant Number
Effective Date of Grant
Grant Price per Share	$
Total Number of SAR Shares Granted
Expiration Date:

Vesting Schedule:

This Stock Appreciation Right shall vest, in whole or in part:

a) ____ in accordance with the terms of the Plan, or

b) _____ in the following schedule: ______________________________

___________________________________________________________

Termination Period:

The Stock Appreciation Right evidenced by this Notice of Grant is part of and subject in all respects to the terms and conditions of the attached Stock Appreciation Right Agreement, the terms of which are hereby incorporated herein by reference as if set forth herein in full, and the Plan (a copy of which has been made available to you by the Company).

Dated this _____ day of __________, __________

CROSSFIRST BANKSHARES, INC.

By:

Name: David L. O’Toole

Signature:
Title:	Chief Financial Officer

CROSSFIRST BANKSHARES, INC. STOCK APPRECIATION RIGHTS PLAN
STOCK APPRECIATION RIGHT AGREEMENT

1. Grant of Stock Appreciation Right. The Administrator hereby grants to the Participant (the “Participant”) named in the Notice of Grant attached to (and part of) this Stock Appreciation Right Agreement, a Stock Appreciation Right (the “Stock Appreciation Right”) to the Appreciation Amount for the number of Shares as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the CrossFirst Bankshares, Inc. Stock Appreciation Rights Plan, as amended (the “Plan”) which is incorporated herein by reference (the Plan and the Notice of Grant together with this Stock Appreciation Right Agreement are herein referred to as the “Agreement” or the “Stock Appreciation Right Agreement”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Stock Appreciation Right Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Appreciation Right Agreement.

2. Exercise of Stock Appreciation Right. This Stock Appreciation Right is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Stock Appreciation Right and the number of Shares in respect of which the Stock Appreciation Right is being exercised (the “Exercised Shares”). The Exercise Notice shall be signed by the Participant and shall be delivered in person, by certified mail or electronically to the Company’s Secretary or Chief Financial Officer, or their duly appointed designee. This Stock Appreciation Right shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice.

Upon exercising the Stock Appreciation Right, the Participant shall receive from the Company, for each Share exercised, an amount equal to (a) the Fair Market Value of the Share at the Exercise Date, minus (b) the Grant Price set forth in the Notice of Grant.

The Company’s obligation arising upon the exercise of this Stock Appreciation Right shall be paid 100% in Shares, net of any amounts required to satisfy the Company’s withholding obligations.

3. Non-Transferability of Stock Appreciation Right. This Stock Appreciation Right may not be resold or transferred in any manner, except as provided in the Plan. The terms of the Plan and this Stock Appreciation Right Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

4. Term of Stock Appreciation Right. The Stock Appreciation Right may be exercised during such term only in accordance with the Plan and the terms of this Stock Appreciation Right Agreement.

5. Tax Consequences. Some of the federal tax consequences relating to this Stock Appreciation Right, as of the date of this Stock Appreciation Right, are set forth below. THE SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS STOCK APPRECIATION RIGHT.

The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the Appreciation Amount received upon exercising the Stock Appreciation Right. As an Employee or a former Employee, the Company will be required to withhold from amounts otherwise payable hereunder to Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income.

6. No Effect on Employment. Participants who do not have written Employment Agreements with the Company or its subsidiaries are employees who are employed by the Company on an at-will basis only. Accordingly, nothing in this Agreement or the Plan shall confer upon an Employee any right to continue to be employed by the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the employment of the Employee at any time for any reason whatsoever, with or without good cause.

7. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, this Stock Appreciation Right Agreement and the Notice of Grant constitute the entire Agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement is governed by Kansas law except for that body of law pertaining to conflict of laws.

By your signature below, you represent and warrant that you are familiar with the terms and provisions of the Plan, and hereby accept and agree to be bound by the Stock Appreciation Right Agreement and the attached Notice of Grant subject to all the terms and provisions hereof and thereof, as well as the Plan. You further represent and warrant that you have reviewed the Stock Appreciation Right Agreement and the Plan in their entirety, and have had an opportunity to obtain the advice of counsel prior to executing the Stock Appreciation Right Agreement by signing below, and fully understand all provisions of the Plan and the Stock Appreciation Right Agreement. Participant also hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the Stock Appreciation Right Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below (and any subsequent change).

PARTICIPANT:	CROSSFIRST
BANKSHARES, INC.

By: Name:	By: Name: David L. O’Toole

Signature:	Signature:
Title: Chief Financial Officer

Residence Address: